FORM 10-Q

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


(Mark One)
/X/  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934
     For the quarterly period ended March 31, 2001
                                    --------------

                                       OR

/ /  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934
     For the transition period from                 to
                                    ---------------    ---------------

Commission file number 0-565
                       -----


                           ALEXANDER & BALDWIN, INC.
                           -------------------------

             (Exact name of registrant as specified in its charter)

                HAWAII                                99-0032630
                ------                                ----------

   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)               Identification No.)


   P. O. BOX 3440, HONOLULU, HAWAII                     96801
 822 BISHOP STREET, HONOLULU, HAWAII                    96813
 -----------------------------------                    -----
   (Address of principal executive                    (Zip Code)
               offices)

                                 (808) 525-6611
                                 --------------
              (Registrant's telephone number, including area code)

                                      N/A
                                      ---
                    (Former name, former address and former
                  fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                                               Yes /X/  No / /


Number of shares of common stock outstanding as of
March 31, 2001:                                                     40,567,420

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
                                                                     EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)

-------------------------------------------------------------------------------
                                                  Three Months Ended
                                                       March 31

                                                  2001          2000
                                                  ----          ----
Basic Earnings Per Share
------------------------
    Net income                                  $ 22,434      $ 26,431
                                                ========      ========

    Average number of shares outstanding          40,508        42,131
                                                ========      ========

    Basic earnings per share                    $   0.55      $   0.63
                                                ========      ========

Diluted Earnings Per Share
--------------------------

    Net income                                  $ 22,434      $ 26,431
                                                ========      ========

    Average number of shares outstanding          40,508        42,131
    Effect of assumed exercise of
      outstanding stock options                      302            --
                                                --------      --------
    Average number of shares outstanding
      after assumed exercise of
      outstanding stock options                   40,810        42,131
                                                ========      ========

    Diluted earnings per share                  $   0.55      $   0.63
                                                ========      ========

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